                                                           As filed with the Securities and Exchange Commission on December 13, 2001
                                                                                                         Registration No. 333-
====================================================================================================================================
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       Washington, D.C. 20549

                                                        ---------------------

                                                              FORM S-8
                                                       REGISTRATION STATEMENT
                                                               Under
                                                     The Securities Act of 1933

                                                        ---------------------

                                                          NASSDA CORPORATION
                                         (Exact name of Registrant as specified in its charter)

                                                        ---------------------

                                                   2975 Scott Boulevard, Suite 110
                                                        Santa Clara, CA 95054
           Delaware                                        (408) 562-9168                                          77-0494462
(State or other jurisdiction of              (Address, including zip code, of Registrant's                       (I.R.S. Employer
 incorporation or organization)                     principal executive offices                               Identification Number)

                                                        ---------------------

                                                        1998 Stock Option Plan
                                                        2001 Stock Option Plan
                                                      2001 Director Option Plan
                                                  2001 Employee Stock Purchase Plan
                                                      (Full title of the plan)

                                                        ---------------------

                                                         Tammy Shu-Hua Liu
                                                      Chief Financial Officer
                                                  2975 Scott Boulevard, Suite 110
                                                       Santa Clara, CA 95054
                                                          (408) 562-9168
                         (Name, address, and telephone number, including area code, of agent for service)

                                                        ---------------------

                                                             Copies to:
                                                        Robert P. Latta, Esq.
                                                  Wilson Sonsini Goodrich & Rosati
                                                      Professional Corporation
                                                         650 Page Mill Road
                                                        Palo Alto, CA 94304
                                                          (650) 493-9300

                                                        ---------------------

                                                    CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                        Proposed Maximum     Proposed Maximum
        Title of Each Class of Securities             Amount to be       Offering Price     Aggregate Offering        Amount of
                 to be Registered                    Registered (1)        Per Share               Price           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value: To be issued under
the 1998 Stock Option Plan (2) ...................   6,049,074 shares         $ 2.48          $ 15,001,703.52        $ 3,585.41
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value: To be issued under
the 2001 Stock Option Plan (3) ...................   7,999,998 shares         $ 9.00          $ 71,999,982.00        $17,208.00
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value: To be issued under
the 2001 Director Option Plan (3) ................     366,667 shares         $ 9.00          $  3,300,003.00        $   788.70
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value: To be issued under
the 2001 Employee Stock Purchase Plan (4) ........   3,333,333 shares         $ 7.65          $ 25,499,997.45        $ 6,094.50
====================================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1998 Stock Option Plan, 2001 Stock Option Plan, 2001 Director Option Plan and 2001 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share represents the weighted average exercise price of $2.48 per share of options outstanding as of the date hereof totaling 6,049,074 shares.

(3) Calculated solely for purposes of this offering under Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high ($10) and low ($8) proposed offering price to the public of a share of Common Stock of the Company as set forth in an amendment to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 28, 2001.

(4) The exercise price of $7.65 per share, computed in accordance with Rule 457(c) and (h), is 85% of the average of the high ($10) and low ($8) proposed offering price to the public of a share of Common Stock of the Company as set forth in an amendment to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 28, 2001. Pursuant to the 2001 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the start date of the offering period or at the end of the purchase period.

================================================================================

PART II:   INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference
           ---------------------------------------

     Nassda Corporation hereby incorporates by reference in this registration statement the Registrant's prospectus that forms a part of its Registration Statement on Form S-1 (file No. 333-68934), as amended.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities
           -------------------------

           Not applicable.

Item 5.    Interests of Named Experts and Counsel
           --------------------------------------

           Not applicable.

Item 6.    Indemnification of Directors and Officers
           -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

     The Registrant has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys' fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7.    Exemption From Registration Claimed
           -----------------------------------

           Not applicable.

Item 8.    Exhibits
           --------

Exhibit Number                         Documents
--------------   ---------------------------------------------------------------
    4.1*         Nassda Corporation Amended and Restated 1998 Stock Option Plan

    4.1.1*       Form of Stock Option Agreement under the 1998 Stock Option Plan

    4.2*         Nassda Corporation 2001 Stock Option Plan

    4.2.1*       Form of Stock Option Agreement under the 2001 Stock Option Plan

    4.3*         Nassda Corporation 2001 Director Option Plan

    4.3.1*       Form of Director Option Agreement under the 2001 Director
                 Option Plan

    4.4*         Nassda Corporation 2001 Employee Stock Purchase Plan

    4.4.1* Form of Subscription Agreement under the 2001 Employee Stock Purchase Plan

    5.1 Opinion of counsel as to legality of securities being registered

   23.1          Consent of Counsel (contained in Exhibit 5.1)

   23.2          Independent Auditors' Consent

   24.1          Power of Attorney (see page II-5)

----------------
* Incorporated by reference to the Exhibits filed with Nassda Corporation's Registration Statement on Form S-1 (Registration No. 333-68934) as declared effective by the Securities and Exchange Commission on December 12, 2001.

Item 9.    Undertakings
           ------------

     (a) Rule 415 offering. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 13th day of December 2001.

                                       NASSDA CORPORATION

                                       By:    /s/ Tammy Shu-Hua Liu
                                           -------------------------------------
                                           Tammy Shu-Hua Liu
                                           Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sang S. Wang, An-Chang Deng and Tammy S. Liu, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     Signature                                         Title                               Date
-----------------------------------------------      ----------------------------------------     ---------------------


                 /s/ Sang S. Wang                    Chief Executive Officer and Chairman of        December 13, 2001
-----------------------------------------------      the Board of Directors (Principal
                   Sang S. Wang                      Executive Officer)



                 /s/ An-Chang Deng                   President, Chief Operating Officer and         December 13, 2001
-----------------------------------------------      Director
                   An-Chang Deng



                 /s/ Tammy S. Liu                    Chief Financial Officer (Principal             December 13, 2001
-----------------------------------------------      Financial and Accounting Officer)
                   Tammy S. Liu



                 /s/ Yen-Son Huang                   Director                                       December 13, 2001
-----------------------------------------------
                   Yen Son Huang



               /s/ Edward C.V. Winn                  Director                                       December 13, 2001
-----------------------------------------------
                 Edward C.V. Winn


                               NASSDA CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8
                       ----------------------------------

                                INDEX TO EXHIBITS


Exhibit Number                         Documents
--------------   ---------------------------------------------------------------
    4.1*         Nassda Corporation Amended and Restated 1998 Stock Option Plan

    4.1.1*       Form of Stock Option Agreement under the 1998 Stock Option Plan

    4.2*         Nassda Corporation 2001 Stock Option Plan

    4.2.1*       Form of Stock Option Agreement under the 2001 Stock Option Plan

    4.3*         Nassda Corporation 2001 Director Option Plan

    4.3.1*       Form of Director Option Agreement under the 2001 Director
                 Option Plan

    4.4*         Nassda Corporation 2001 Employee Stock Purchase Plan

    4.4.1* Form of Subscription Agreement under the 2001 Employee Stock Purchase Plan

    5.1 Opinion of counsel as to legality of securities being registered

   23.1          Consent of Counsel (contained in Exhibit 5.1)

   23.2          Independent Auditors' Consent

   24.1          Power of Attorney (see page II-5)

----------------
* Incorporated by reference to the Exhibits filed with Nassda Corporation's Registration Statement on Form S-1 (Registration No. 333-68934) as declared effective by the Securities and Exchange Commission on December 12, 2001.